EXHIBIT 21

Subsidiaries of the Registrant

S-K Item 601 (21) - Subsidiaries of the Registrant:

Artist to Market Distribution LLC, a Michigan LLC

Handleman Canada, Inc., a Canadian Corporation

Handleman Category Management Company, a Michigan Corporation

Handleman Company of Canada, Limited, an Ontario Corporation

Handleman de Argentina S.R.L.

Handleman de Mexico S.A. de C.V.

Handleman do Brasil Commercial Ltda.

Handleman Distribution Company, a Michigan Corporation

Handleman Entertainment Resources, L.L.C., a Michigan LLC

Handleman Ontario Ltd., a British Virgin Islands Corporation

Handleman Real Estate, LLC, a Michigan LLC

Handleman UK Limited, a United Kingdom Corporation

Hanley Advertising Company, a Michigan Corporation

HCCL, LP, a Canadian Limited Partnership

Lifetime Entertainment Limited, a United Kingdom Corporation

Lifetime Holding, Inc., a Michigan Corporation

Oasis Merchandisers Limited, a United Kingdom Corporation

Rackjobbing Services, S.A. de C.V.

The itsy bitsy Entertainment Company, a Delaware Corporation

The itsy bitsy Entertainment Company (Canada) Ltd., a Canadian Corporation

The itsy bitsy Entertainment Holding Company, a Michigan Corporation